1 NewtekOne Reports Record Number of SBA 7(a) Loans Funded For the Second Quarter 2023 Company Provides Second Quarter 2023 Updates on Key Performance Metrics Boca Raton, FL July 5, 2023 - NewtekOne, Inc. (the “Company”) (NASDAQ: NEWT), today announced that, through Newtek Bank and residual funding through Newtek Small Business Finance (“NSBF”), it funded a record 400 SBA 7(a) loans for the three months ended June 30, 2023, totaling $195.6 million, which represents a 21% increase over the number of 7(a) loans funded for the three months ended June 30, 2022. Newtek Bank had $103.2 million and $106.1 million, respectively, of newly approved and pending closing SBA 7(a) loans in the months of May 2023 and June 2023. The Company is reaffirming its 2023 SBA 7(a) loan funding forecast of $875 million, which would represent a 12.8% increase over 2022. Additionally, total closings across all loan products reached $249.1 million for the three months ended June 30, 2023. The Company is reiterating its previously issued earnings forecast for the full year 2023 in a range of $1.70 to $2.00 per share. In April 2023, Newtek Bank began funding the SBA 7(a) loan origination pipeline transferred from NSBF. NSBF will remain a non-bank subsidiary of the Company and will continue to service and wind-down its legacy SBA 7(a) loan portfolio in securitization structures. Newtek Bank had approximately $450 million in total deposits as of June 30, 2023, which represents a 221% increase in deposits compared to $140 million in deposits at National Bank of New York City (“NBNYC”) at December 31, 2022. The Company acquired the NBNYC, and renamed it Newtek Bank, N.A., on January 6, 2023.

2 Barry Sloane, President, Chairman and CEO commented, “We look forward to reporting our second quarter 2023 financial results during the first week in August. However, we wanted to take this opportunity to highlight our success in loan fundings and closings across all of our lending products such as SBA 7(a), SBA 504, conforming commercial and industrial loans, and conforming investor-based commercial real estate loans, which underscores our belief of the benefit of operating our legacy businesses in our new structure. Also, extremely important to note, historically our fundings for the second half of the year have been greater than the first half of the year. We believe that these loan fundings and closings metrics, in combination with building our balance sheet, will provide a cornerstone to enable us to successfully meet our financial and operational expectations and, as such, we are reiterating our earnings forecast for the full year 2023 in a range of $1.70 to $2.00 of earnings per share.” Mr. Sloane continued, “We also want to emphasize that the record number of loans funded demonstrate two important metrics for Newtek Bank. Primarily, originating loans with lower-average balances leads to increased diversification of the credit portfolio going forward, which we believe is a desirous outcome. Secondly, the record number of loans funded further demonstrates that our technology-enabled loan origination process is more than capable of loan volume growth as we are processing a greater number of opportunities, which can lead to increased fundings. Simply put, the same effort to fund a $1.0 million loan is required to fund a $5.0 million loan. We look forward to our bright future of growth and ability further illustrate how our business model is an industry disrupter.” Mr. Sloane concluded, “We are also pleased with Newtek Bank’s growth in total deposits to $450 million, compared to $140 million in deposits at NBNYC at December 31, 2022; another achievement in such a highly competitive environment, as well as a significant metric and part of our strategy. Newtek Bank intends to utilize its client deposits to fund the multiple loan products mentioned above and, we believe, continue to demonstrate how this cost-effective funding, out of a nationally chartered technologically enabled bank, can yield major benefits for NewtekOne and our stakeholders. We look forward to discussing all of these metrics and more during our upcoming second quarter earnings conference call.” NewtekOne®, Your Business Solutions Company®, is a financial holding company, which along with its bank and non-bank consolidated subsidiaries, provides a wide range of business and financial solutions under the Newtek® brand to the small- and medium-sized business (“SMB”) market. Since 1999, NewtekOne has provided state-of-the-art, cost-efficient products and services

3 and efficient business strategies to SMB relationships across all 50 states to help them grow their sales, control their expenses and reduce their risk. NewtekOne’s and its subsidiaries’ business and financial solutions include: banking (Newtek Bank, N.A.), Business Lending, Electronic Payment Processing, Technology Solutions (Cloud Computing, Data Backup, Storage and Retrieval, IT Consulting), eCommerce, Accounts Receivable Financing & Inventory Financing, Insurance Solutions, Web Services, and Payroll and Benefits Solutions Newtek®, NewtekOne®, Newtek Bank, National AssociationTM, Your Business Solutions Company® and One Solution for All Your Business Needs® are registered trademarks of NewtekOne, Inc. Note Regarding Forward-Looking Statements Certain statements in this press release are “forward-looking statements” within the meaning of the rules and regulations of the Private Securities Litigation and Reform Act of 1995. These statements are based on the current beliefs and expectations of NewtekOne's management and are subject to significant risks and uncertainties. Actual results may differ from those set forth in the forward-looking statements. Factors that could cause NewtekOne's actual results to differ materially from those described in the forward-looking statements can be found in NewtekOne's Annual Report on Form 10-K for the year ended December 31, 2022, which has been filed with the Securities and Exchange Commission and are available on NewtekOne's website (https://investor.newtekbusinessservices.com/sec-filings), and on the Securities and Exchange Commission’s website (www.sec.gov). Any forward-looking statements made by or on behalf of NewtekOne speak only as to the date they are made, and NewtekOne does not undertake to update forward-looking statements to reflect the impact of circumstances or events that arise after the date the forward-looking statements were made. SOURCE: NewtekOne, Inc. Investor Relations & Public Relations Contact: Jayne Cavuoto Telephone: (212) 273-8179 / jcavuoto@newtekone.com